                                  EXHIBIT 10.44








                             INTELEFILM CORPORATION



                                SEVERANCE POLICY

                                  January 2000
                        And effective as of April 1, 1999






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
                                TABLE OF CONTENTS
                                -----------------

                            ARTICLE I - ESTABLISHMENT
      1.1  Purpose...........................................................................1

                            ARTICLE II - DEFINITIONS
      2.1  Affiliate.........................................................................1
      2.2  Base Salary.......................................................................1
      2.3  Benefit Period....................................................................1
      2.4  Board of Directors................................................................1
      2.5  Cause.............................................................................1
      2.6  Change in Control.................................................................2
      2.7  Company...........................................................................4
      2.8  Date of Termination...............................................................5
      2.9  Disability........................................................................5
     2.10  Good Reason.......................................................................5
     2.11  Notice of Termination.............................................................6
     2.12  Participant.......................................................................6
     2.13  Policy............................................................................6
     2.14  Retirement........................................................................6
     2.15  Welfare Benefits..................................................................7

                             ARTICLE III - DURATION
      3.1  Duration of the Policy............................................................7

                           ARTICLE IV - PARTICIPATION
      4.1  Eligibility.......................................................................7
      4.2  Termination of Participation......................................................7

                       ARTICLE V - SEVERANCE COMPENSATION
      5.1  Termination by the Company without Cause, Termination by the Participant for Good
           Reason, and Special Termination...................................................8
      5.2  Other Termination.................................................................9
      5.3  Security.........................................................................10

                  ARTICLE VI - U.S. EXCISE TAX INDEMNIFICATION
      6.1  Indemnification..................................................................10
      6.2  Determination of Amount..........................................................10
      6.3  Procedural Aspects...............................................................11
      6.4  Refunds..........................................................................12

                             ARTICLE VII - AMENDMENT
      7.1  Amendments.......................................................................12


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


                         ARTICLE VIII - INDEMNIFICATION
      8.1  Indemnification..................................................................13
      8.2  Limitations......................................................................13

                          ARTICLE IX - CLAIMS PROCEDURE
      9.1  Claim for Payment................................................................13

                            ARTICLE X - MISCELLANEOUS
     10.1  Assumption of Policy.............................................................14
     10.2  Successors and Assigns...........................................................14
     10.3  Arbitration......................................................................14
     10.4  Governing Law....................................................................15
     10.5  Offsets, Withholding.............................................................15
     10.6  Non-alienation of Payment........................................................15
     10.7  Facility of Payment..............................................................15
     10.8  Effect of Return of Benefit Checks...............................................15
     10.9  Non-exclusivity of Rights........................................................16
    10.10  Severability.....................................................................16
    10.11  Notices..........................................................................16
    10.12  Reimbursement of Expenses in Enforcing Rights....................................16
    10.13  Interest on Unpaid Amounts.......................................................16
    10.14  No Contract of Employment........................................................16
    10.15  Beneficiaries....................................................................17
    10.16  No General Waivers...............................................................17
    10.17  No Obligation to Mitigate........................................................17
    10.18  Authority........................................................................17
    10.19  Counterparts.....................................................................17
    10.20  Headings and Gender..............................................................17




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                             INTELEFILM CORPORATION

                                SEVERANCE POLICY



                                    ARTICLE I

                                  ESTABLISHMENT

         1.1 Purpose. iNTELEFILM Corporation (the "Company") Severance Policy is hereby established by the Company. The purpose of the Policy is to provide severance benefits to persons covered by the Policy who incur a termination of employment or provision of services as a member of the Board. The Policy is adopted effective as of April 1, 1999.


                                   ARTICLE II

                                   DEFINITIONS

         For purposes of this Policy, the following terms shall have the following meanings (unless expressly indicated to the contrary) and the term shall be capitalized when the meaning is intended:

         2.1 "Affiliate" means any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated association or other entity (other than the Company) that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, the Company.

         2.2 "Base Salary" means the annual (gross) base salary of the Participant from Media Management, LLC, Harmony Holdings, Inc., and/or the Company as in effect at the commencement of the Term or as the same may be increased from time to time during the Term, including amounts accrued but not paid. The annual (gross) base salary for Richard W. Perkins shall be deemed to be $50,000.00.

         2.3 "Benefit Period" means the period commencing on the Date of Termination and continuing for 36 consecutive months.

         2.4 "Board of Directors" or "Board" means the Board of Directors of the Company.

         2.5  "Cause" shall mean as to the Participant any of the following:

              (a) the Participant's committing a felony or entering a plea of no contest to a felonious crime in a court of law which results in material damage to the Company or any of its Affiliates or materially impairs the value of the Participant's services to the Company or its Affiliates; or

              (b) the Participant's willfully engaging in one or more acts, or willfully omitting to act (except for sickness, a disability, vacation or authorized leave of absence), which is demonstrably willful and materially damaging to the Company or any of its Affiliates committed in bad faith or with reasonable belief that such act or omission to act was damaging to the Company or an Affiliate, including acts and omissions that constitute gross negligence in the performance of the Participant's duties as in effect immediately prior to the commencement of the Term.

                   Notwithstanding the foregoing, the Participant may not be terminated for Cause unless and until there shall have been delivered to the Participant a copy of a resolution duly adopted by a majority affirmative vote of the membership of the Board of Directors of the Company (excluding the Participant, if the Participant is then a member) at a meeting of the Board called and held for such purpose (after giving the Participant reasonable notice specifying the nature of the grounds for such termination and not less than thirty (30) days to correct the acts or omissions complained of, if correctable, and affording the Participant the opportunity, together with the Participant's counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Participant was guilty of conduct which constitutes Cause. An act or omission shall not be Cause if such act or omission was directed by the Board or approved by the Company's legal counsel.

         2.6       "Change in Control" shall mean the occurrence of any of the following events:

                   (a) Individuals who on the Effective Date constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person who becomes a member of the Board subsequent to the Effective Date, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for membership on the Board, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a member of the Board as a result of an actual or threatened election contest with respect to the Board of Directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

                   (b) Any "person" (as such term is defined in Section 3(a)(9) of the Securities and Exchange Act of 1934, as amended, hereinafter the "Exchange Act", and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this definition shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company; (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate;
         (C) by any underwriter temporarily holding securities pursuant to an offering of such securities; (D) pursuant to a Non-Qualifying Transaction (as defined in (c) below); or (E) a transaction (other than one described in (c) below) in which Company Voting Securities are acquired from the Company, if a majority of the Incumbent Directors approves a resolution providing expressly that the acquisition pursuant to this clause (E) does not constitute a Change in Control under this definition. For purposes of this definition a "beneficial owner" of a security of the Company includes any person, company, government (or political subdivision, agency, or instrumentality of a government), either alone or acting together in a partnership, limited partnership, syndicate, or other group that, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, that has or shares the power to (A) vote or to direct the voting of securities of the Company and/or the power to invest or to dispose or to direct the disposition of securities of the Company, whether directly or through a trust, proxy, power of attorney, pooling arrangement or other contract or arrangement or (B) has the right to acquire the beneficial ownership of a security of the Company within sixty (60) days, including but not limited to the right to acquire such through the exercise of any option.

                   (c) The Company consummates a merger, amalgamation, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Affiliates that requires the approval of the Company's shareholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business
         Combination:

                   (i) More than 80% of the total voting power of (A) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination;

                   (ii) No person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation or any person which beneficially owned, immediately prior to such Business Combination, directly or indirectly, 20% or more of the Company Voting Securities (a "Company 20% Shareholder")) would become the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and no Company 20% Shareholder would increase its percentage of such total voting power; and

                   (iii) At least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial plan providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii), and
              (iii) above shall be deemed to be a "Non-Qualifying Transaction");

                   (d) The Company consummates a plan of complete liquidation or dissolution of the Company or a sale of all or substantially all of the Company's assets other than where with respect to which, immediately after such sale or other disposition:

                   (i) More than 80% of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Voting Securities immediately prior to such sale or other disposition;

                   (ii) No Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or such corporation (or any corporation controlled by the Company) and any Person which beneficially owned, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Voting Securities) beneficially owns, directly or indirectly, 20% or more of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors; and

                   (iii) At least a majority of the members of the board of directors thereof were members of the Incumbent Board at the time of the execution of the initial Policy or action of the Board providing for such sale or other disposition;

         or

              (e) The Company makes a distribution or a series of distributions within a consecutive 24-month period (whether as a liquidation, a substantial dividend, or otherwise) whereby the Company distributes to shareholders cash or other property equal to at least 50% of the value of the Company as of the date of the initial distribution.

         Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such an acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

         Section 2.6(e) shall not apply with respect to James G. Gilbertson.

         2.7 "Company" means iNTELEFILM Corporation, a company which engages in the television commercial production and related commercial services, and any successor or assignee of all or substantially all of its business, or of all or substantially all of its assets, whether such succession or assignment is direct or indirect, by purchase, merger, consolidation, assignment, or otherwise and does not effectuate a Change in Control.

         2.8 "Date of Termination" shall mean (i) if the Participant's employment is terminated by the Company for Cause, the date on which Notice of Termination is given; or (ii) if the

Participant's employment is terminated by the Company without Cause or by the Participant for Good Reason, or in the case of Christopher T. Dahl for any other reason during the period specified in Section 5.1, the date thirty (30) days after the date on which a written Notice of Termination is given or, if no such Notice of Termination is given, the date thirty (30) days after the date the Participant ceases to render services. If the Participant is not an officer or an employee of the Company and only a member of the Board of Directors, the "Date of Termination" shall mean (i) if the Participant is removed from the Board due to Cause, the date on which Notice of Termination is given; or (ii) if the Participant ceases to be a member of the Board at the request of the Company (but other than due to Cause) (including, without limitation, failure of the Company to nominate such person for continued membership on the Board) or the person resigns from the Board for Good Reason or for any other reason during the period specified in Section 5.1, the date thirty (30) days after the date on which a written Notice of Termination is given, or if no such Notice of Termination is given, the date 30 days after the date the Participant ceases to be a member of the Board.

         2.9 "Disability" means a disability which results in benefits to the Participant under any long-term disability arrangement of the Company or an Affiliate, or if there is no such arrangement or the Participant is not a participant therein, then it means the failure of the Participant to render and perform the substantial services required of the Participant for a total of 180 days or more during any consecutive 12-month period, because of any physical or mental incapacity or disability as determined by a physician or physicians selected by the Company and reasonably acceptable to the Participant; provided that, if within thirty (30) days after the Participant has received written notice from the Company of a proposed Date of Termination due to a disability, the Participant shall have returned to the full performance of the Participant's duties and shall have presented to the Company a written certificate of the Participant's good health prepared by a physician selected by the Company and reasonably acceptable to the Participant, the disability shall be disregarded.

         2.10 "Good Reason" shall mean the occurrence of any of the following events during the Term, unless the event occurs with the Participant's express prior written consent; unless the event is an isolated, insubstantial and inadvertent action or failure to act which was not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Participant; unless the event occurs in connection with the termination of the Participant's employment or provision of services as a member of the Board for Cause, Disability, Retirement or death; or unless the event occurs as a result of the voluntary termination of employment or voluntary termination of service as a member of the Board of the Participant and not in connection with the occurrence of any of the following:

              (a) the assignment to the Participant of any duties inconsistent in any respect with the Participant's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities in effect immediately prior to the Term or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities (including, without limitation, the requirement of the Participant to report to any person or entity other than the Board of Directors of the Company); or

              (b) the Company's requiring the Participant to be based at any office or location more than 25 miles from the location of such office at the commencement of the Term, or the Company's requiring the Participant to travel on Company business to a substantially greater extent than required immediately prior to the commencement of the Term; or

              (c) a reduction by the Company in the Participant's rate of annual Base Salary as in effect immediately prior to the commencement of the Term or the failure by the Company to provide adjustments in the Participant's Base Salary which are comparable both as to frequency and percentage adjustment to the adjustments of other Participants; or

              (d) the failure of the Company to continue in effect the Company's Welfare Benefits Plans, schemes, practices, policies and programs in respect of benefits, perquisites and expense reimbursements as in effect at the commencement of the Term, and if applicable, failing to continue in effect the Participant's and the Participant's family participation and coverage in the Company's benefits, perquisites and expense reimbursements at a level substantially equivalent in value to and on a basis consistent with the relative levels of participation of other Participants or as in effect at the commencement of the Term (whichever is greater); or

              (e) the failure of the Company to obtain from a successor (including a successor to a material portion of the business or assets of the Company or an Affiliate) a satisfactory assumption in writing of the Company's obligations under this Policy; or

              (f) any failure to maintain reasonable and adequate indemnification in respect of the Participant's services as an officer or member of the Board.

              For purposes of this Section, any good faith determination of "Good Reason" made by the Participant shall be conclusive.

         2.11 "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Policy relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Participant's employment or membership on the Board under the provision so indicated.

         2.12 "Participant" shall mean a person designated to participate by the Company in accordance with the terms of the Policy.

         2.13 "Policy" means the Company's Severance Policy, as herein set forth and as may be amended from time to time.

         2.14 "Retirement" means the date the Participant attains an age of superannuation upon which the Company may, under all applicable laws, force the Participant's termination of employment or services as a member of the Board due to age.


         2.15 "Welfare Benefits" means as to any Participant such benefits as medical, hospitalization, prescription drug, dental, vision, life insurance, accidental death, travel accident, disability and retiree health benefits as are provided to the Participant by the Company or an Affiliate, or by any plan, contract, or other arrangement to which the Company contributes on behalf of the Participant, including such material features of the plan, contract, or other arrangement as the rate of Participant contributions, co-payments, deductibles and the level of coverage, in effect on the date on which the person most recently became a Participant in the plan.

         In addition, certain other terms used herein have definitions given to them in the first place in which they are used.



                                   ARTICLE III

                                    DURATION

         3.1 Duration of the Policy. The Policy shall be and become effective as of April 1, 1999 (the "Effective Date") and shall cease to be effective on March 31, 2002 (such period to be known as the "Term"). On each anniversary of the Effective Date, the Term shall be automatically extended, upon the same terms and conditions, for an additional period of one (1) year unless at least ninety (90) days prior to the anniversary of the Effective Date as of which the Term would be extended, the Company shall give written notice to the Participants of its intention not to extend the Term. If a Change in Control occurs during the original or extended Term of the Policy, the Term shall not end prior to the end of the second anniversary of the Change in Control, notwithstanding any written notice given by the Company to the contrary. Anything herein to the contrary notwithstanding, the payment obligation of the Company or an Affiliate occurring during the Term shall be continued to the extent that any obligation of the Company or an Affiliate remains unpaid (or otherwise not fully discharged) as of the end of the Term.



                                   ARTICLE IV

                                  PARTICIPATION

         4.1 Eligibility. Subject to the limitations herein, the Company has selected and designated Christopher T. Dahl, James G. Gilbertson, and Richard W. Perkins as eligible Participants. The selection of the previously named persons as Participants for any Term shall not require the selection of any other person as a Participant. In the event a person ceases to be a Participant for any reason, the Company shall determine, in its sole discretion, whether such person shall again, at any time, become a Participant.

         4.2 Termination of Participation. A person shall cease to be a Participant on the earliest of (a) the first date following the Date of Termination the Participant receives all compensation and benefits provided to the Participant hereunder; (b) any date mutually agreed to by the Participant and the Company; or (c) the date on which the Policy terminates as provided herein.

                                    ARTICLE V

                             SEVERANCE COMPENSATION

         5.1 Termination by the Company without Cause, Termination by the Participant for Good Reason, and Special Termination. Subject to Sections 3.1 and 7.1, if the Participant incurs a Date of Termination during the Term that is initiated by the Company without Cause (and is not due to death, Retirement, or Disability) but only with respect to Christopher T. Dahl or Richard W. Perkins (and not James G. Gilbertson), or is initiated by the Participant for Good Reason during the Term, or is initiated by the Participant without Good Reason (and is not due to death, Retirement or Disability) but only if such Date of Termination is within the 180-day period after a Change in Control as defined in 2.6(e), the Company shall pay the Participant, and the Participant shall be entitled to receive, the following:

              (a) Compensation. The Company shall pay to Participants Christopher T. Dahl and Richard W. Perkins, as applicable, an amount equal to five (5) times the Participant's Base Salary; and shall pay to James G. Gilbertson an amount equal to two (2) times the Participant's Base Salary, plus the aggregate of the following amounts:

                   (i) subject to any terms of any long-term incentive plan,
              scheme, practice, policy or program which would provide for greater compensation upon the Date of Termination, any and all outstanding awards of compensation (including stock options) shall be fully vested, nonforfeitable and exercisable as of the Date of Termination, and any obligation (whether cash, stock or otherwise) shall be paid or distributed immediately;

                   (ii) to the extent not previously described, all vested,
              nonforfeitable amounts owing or accrued at the Date of Termination under any and all other compensation, benefit, perquisite, or expense reimbursement plans, schemes, practices, policies and programs in which the Participant theretofore participated, under the terms and conditions of the plans, schemes, practices, policies and programs pursuant to which such compensation, benefits, perquisite, or expense reimbursement were accrued.

              Subject to Article IX, the aggregate amount of all payments to be made under (a) shall be paid in a single sum on the Date of Termination or as soon as administratively possible thereafter.

              (b) Other Benefits. For the Benefit Period, or such longer period as may be provided by the terms of the appropriate plan, scheme, program, practice or policy, the Company shall continue Welfare Benefits to the Participant and/or the Participant's family at least equal to those which would have been provided to them in accordance with the plans, schemes, programs, practices and policies as in effect on the commencement of the Term if the Participant's employment had not been terminated or, if more favorable to the Participant, as in effect generally at any time thereafter with respect to other Participant employees of the Company and its Affiliates and their families, provided, however, that if the Participant is employed with another company and is eligible to receive Welfare Benefits under another company-provided plan, the

         Welfare Benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility and benefit accrual (but not the time of commencement of benefits) of the Participant for retiree medical benefits pursuant to such plans, schemes, practices, programs and policies, the Participant shall be considered to have remained employed until the end of the Benefit Period and to have retired on the last day of such period. The Participant's coverage and/or the Participant's family's coverage for the Benefit Period shall not be included in the calculation of the period of coverage to be provided pursuant to any statutory continuation of benefits obligation and the Participant's right to statutory continuation coverage shall commence on the first day following the end of the Benefit Period. The benefits provided hereunder shall either be provided on a non-taxable basis or the Participant shall be entitled to an additional payment to indemnify the Participant for any tax obligation with respect to such benefits and the indemnification thereof. If such Welfare Benefit Plans, schemes, practices, policies and programs do not allow the Participant's continued participation, a cash payment equivalent on an after-tax basis to the value of the additional benefits the Participant and the Participant's family would have received under such benefit plans, schemes, practices, policies and programs in which the Participant was participating immediately prior to the Date of Termination, with such benefits payable by the Company at the same times and in the same manner as such benefits would have been received by the Participant under such plans (it being understood that the value of any insurance-provided benefits will be based on the premium cost to the Participant, which shall not exceed the highest risk premium charged by a carrier having an investment grade or better credit rating);

              (c) Notice of Termination. Any purported termination of the Participant's employment or membership on the Board (other than by reason of death, Retirement, Disability or Cause) shall be communicated by a written "Notice of Termination" from one party hereto to the other party hereto.

              (d) Limitation. A Date of Termination for Good Reason shall be permitted hereunder only if the Participant provides the Notice of Termination not later than six (6) months after the date the Participant first knew or should have known of the act or omission to act giving rise to the Date of Termination for Good Reason. The six-month period shall be tolled during any permitted period of correction or administrative procedure.

         5.2 Other Termination. Upon the Participant's Date of Termination during the Term which is initiated for any reason other than a reason specified in Section 5.1, and subject to any other plan, scheme, practice, policy or program, the Company shall pay the Participant, and the Participant shall be entitled to receive, the following:

              (a) Any accrued, unpaid portion of Base Salary through the Date of Termination; and



              (b) All vested, nonforfeitable amounts owing and accrued at the Date of Termination under any and all compensation, benefit, perquisite and expense plans, schemes, practices, policies and programs in which the Participant theretofore participated under the terms and conditions of the plans, schemes, practices, policies and programs pursuant to which such compensation, benefits, perquisites and expenses were accrued.

         Amounts which are immediately payable above will be paid as promptly as practicable after the Participant's Date of Termination.

         5.3 Security. At any time but not later than thirty (30) days prior to a Change in Control, the Board of Directors may require that the Company establish an irrevocable, grantor trust in a form reasonably acceptable to the Company, and provide to such trust an irrevocable letter of credit or transfer to the trust marketable securities with a fair market value equal to 110% of the present value of all amounts that would be paid to all Participants or payable on behalf of all Participants and/or their family members assuming all Participants incurred a Date of Termination under Section 5.1 upon commencement of the Term. Each January 1 thereafter, until all potential obligations of the Policy are fully satisfied, discharged and paid, the Company shall increase the amount of the letter of credit or contribute cash or marketable securities equal to the net increase in value of the obligation under Section 5.1. The Company or an Affiliate shall remain expressly, absolutely and unconditionally liable for all compensation, benefits or other things of value under this Policy, and failure of the trust for any reason to fully discharge the obligations shall not relieve the Company or any Affiliate of its obligations.



                                   ARTICLE VI

                         U.S. EXCISE TAX INDEMNIFICATION

         6.1 Indemnification. Anything in this Policy to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company or an Affiliate to or for the benefit of the Participant (whether paid or payable or distributed or distributable pursuant to the terms of this Policy or otherwise, but determined without regard to any additional payments required under this Article VI) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the United States Internal Revenue Code of 1986, as amended (the "Code"), or any interest or penalties are incurred by the Participant with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Participant shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Participant of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income and employment taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Participant retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

         6.2 Determination of Amount. Subject to the provisions of Section 6.3, all determinations required to be made under this Article VI, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the Company's public accounting firm (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Participant within fifteen (15) business days of the receipt of notice from the Participant that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the change in control transaction resulting in the tax recognition, the Participant shall appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the "Accounting Firm" hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. The Company, as determined pursuant to this Article VI, shall pay any Gross-Up Payment, to the Participant within five (5) days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Participant, it shall furnish the Participant with a written opinion that failure to report the Excise Tax on the Participant's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Company and the Participant. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 6.3 and the Participant thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Participant.

         6.3 Procedural Aspects. The Participant shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after the Participant is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Participant shall not pay such claim prior to the expiration of the 30-day period following the date on which the Participant gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Participant in writing prior to the expiration of such period that it desires to contest such claim, the Participant shall:

              (a) give the Company any information reasonably requested by the Company relating to such claim;

              (b) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company;

              (c) cooperate with the Company in good faith in order effectively to contest such claim; and

              (d) permit the Company to participate in any proceedings relating to such claim.

         Provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Participant harmless, on an after-tax basis, for any Excise Tax or other tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 6.3(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Participant to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Participant agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided further, that if the Company directs the Participant to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Participant on an interest-free basis and shall indemnify and hold the Participant harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and provided further, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Participant with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Participant shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

         6.4 Refunds. If, after the receipt by the Participant of an amount advanced by the Company pursuant to Section 6.3, the Participant becomes entitled to receive, and receives, any refund with respect to such claim, the Participant shall (subject to the Company's complying with the requirements of Section 6.3) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Participant of an amount advanced by the Company pursuant to Section 6.3, a determination is made that the Participant shall not be entitled to any refund with respect to such claim and the Company does not notify the Participant in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.



                                   ARTICLE VII

                                    AMENDMENT

         7.1 Amendments. The Board of Directors may modify, waive or discharge the Policy, but only if such modification, waiver or discharge is agreed to in writing by the Participants. The Board of Directors may terminate the Policy by terminating the Term in accordance with Section 3.1.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         8.1 Indemnification. The Company shall indemnify and hold harmless each officer and each employee (the "Indemnified Person") to whom is delegated duties, responsibilities and authority with respect to the Policy against all claims, liabilities, fines and penalties, and against all expenses reasonably incurred by or imposed upon such Indemnified Person, that arise in connection with the operation and administration of the Policy to the extent lawfully allowable and to the extent that such claims, liabilities, fines, penalties or expenses are not otherwise paid for by liability insurance, including but not limited to reasonable attorneys' fees.

         8.2 Limitations. No obligation under this Article VIII shall arise if the action or failure to act for which indemnification is sought resulted from gross negligence or bad faith on the part of the Indemnified Person. Promptly after an Indemnified Person receives notice of the commencement of any action, proceeding or investigation, such Indemnified Person will notify the Company in writing of the commencement of such action, proceeding or investigation. The Company shall have the right to participate in and, to the extent the Company so elects, to assume the defense of such claim with counsel selected by the Company and reasonably satisfactory to the Indemnified Person. The assumption of the defense of any such claim by the Company shall not limit the right of an Indemnified Person to participate, at his or her own expense, in the defense of such claim with counsel selected by such Indemnified Person. The failure to notify the Company promptly of the commencement of any such action, proceeding or investigation if prejudicial to its ability to defend such action, proceeding or investigation shall relieve the Company of any liability to the Indemnified Person under this Section with respect to the settlement or compromise of any action, proceeding, or investigation entered into without its prior written consent.



                                   ARTICLE IX

                                CLAIMS PROCEDURE

         9.1 Claim for Payment. Unless otherwise agreed between the Company and the Participant, a written Notice of Termination shall constitute a claim for payment. If there is no Notice of Termination or the Participant and the Company agree such notice is not a claim, then the Participant shall submit a written claim for payment to the Company on a form approved by the Company. The claim shall state the basis for payment and all other facts deemed necessary to determine the right to payment. When any claim for benefits is submitted, the Company shall approve or reject the claim within five business days after its receipt of the claim. Upon approval or rejection of the claim, the Company shall notify the Participant of its determination and, if the claim is approved, the Company will pay or commence payment pursuant to the Policy within five business days after the claim is approved and arrange for the provision of other benefits and outplacement services. The Company shall establish and maintain a procedure by which a Participant may appeal any denial of a claim for benefits. Such procedure shall be set forth in the rules of the Company and shall be provided to any Participant whose initial claim is denied and shall be available to all Participants upon request.

                                    ARTICLE X

                                  MISCELLANEOUS

         10.1 Assumption of Policy. The Company will require any successor (by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably satisfactory to the Participant, to expressly assume and agree to perform this Policy in the same manner and to the same extent that Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Policy and shall entitle the Participant to compensation from the Company in the same amount and on the same terms as the Participant would be entitled hereunder if the Participant incurred a Date of Termination for Good Reason as contemplated by Article V, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Policy, the term "Company" shall mean the Company as herein previously defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Policy by operation of law, written agreement, or otherwise.

         10.2 Successors and Assigns. This Policy shall inure to the benefit of and be enforceable by the Participant and the Participant's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees, and the Policy shall be binding upon and inure to the benefit of the Company and its permitted successors and assigns as provided in
Section 10.1. This Policy is not a personal contract and the rights and interests of the Participant hereunder may not be sold, transferred, assigned, pledged, encumbered, margined, gifted, conveyed, alienated, or hypothecated by the Participant, except as otherwise expressly permitted by the provisions of this Policy.

         10.3 Arbitration. Any dispute or controversy arising under or in connection with this Policy (except in connection with any request for injunctive relief) shall be resolved by binding arbitration. The arbitration shall be held in the City of Minneapolis and except to the extent inconsistent with this Policy, shall be conducted in accordance with the principal rules of arbitration applied in the previously mentioned location for the arbitration of commercial disputes then in effect at the time of the arbitration, and otherwise in accordance with principles which would be applied by a court of law or equity. The arbitrator(s) shall apply Minnesota law. The arbitrator shall be acceptable to both Company and the Participant. If the parties cannot agree on the acceptable arbitration rules or arbitrator, the dispute shall be heard by a panel of three arbitrators, one appointed by each of the parties and the third appointed by the other two arbitrators. Any expense of arbitration shall be borne by the party who incurs such expense and joint expenses shall be shared equally. The Company and the Participant hereby waive, to the fullest extent permitted by applicable law, any objection, which either may now, or hereafter have to such jurisdiction and any defense of inconvenient forum. The Company and the Participant hereby agree that a judgment upon an award rendered by the arbitrators may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Notwithstanding any provision in this Section 10.3, the Participant shall be entitled to seek specific performance of the Participant's right to be paid during the pendency of any dispute or controversy arising under or in connection with this Policy.

         10.4 Governing Law. This Policy is governed by and is to be construed, administered, and enforced in accordance with the laws of the State of Minnesota, without regard to Minnesota's conflicts of law principles, except in so far as federal laws and regulations may be applicable. If under the governing law, any portion of this Policy is at any time deemed to be in conflict with any applicable statute, rule, regulation, ordinance, or other principle of law, such portion shall be deemed to be modified or altered to the extent necessary to conform thereto or, if that is not possible, to be omitted from this Policy. The invalidity of any such portion shall not affect the enforceability, or the validity of the remaining portion hereof.

         10.5 Offsets, Withholding. Subject to Article V, the amounts required to be paid or benefits to be provided by the Company to the Participant pursuant to this Policy shall not be subject to offset. The foregoing and other provisions of this Policy notwithstanding, all payments to be made to the Participant under this Policy, will be subject to required withholding taxes and other required deductions, and the Participant shall provide the Company such information as the Company reasonably requests so that the Company may implement and verify the operation of this Section 10.5.

         10.6 Non-alienation of Payment. Severance benefits payable under the Policy shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, or encumbrance, whether voluntary or involuntary, including any such liability for alimony or other payments for the support of a spouse, former spouse, or children of the Participant, or for any other relative of a Participant prior to actually being received by the person entitled to the benefit under the terms of the Policy, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, garnish, execute or levy upon, or otherwise dispose of any right to benefits payable hereunder, shall be void. The Company shall not in any manner be liable for, or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to severance benefits under the Policy.

         10.7 Facility of Payment. If a Participant is declared as incompetent or is a minor and if a conservator, guardian or other person legally charged with the Participant's care has been appointed, any benefits to which such Participant is entitled shall be payable to such conservator, guardian or other person legally charged with the Participant's care. The decision of the Company in such matters shall be final, binding and conclusive upon the Company, each Participant, and any other interested or concerned person or party. Neither the Company nor an Affiliate shall be under any duty to see to the proper application of such payments. All benefits under the Policy shall be paid to the person entitled thereto either by a check which shall be endorsed personally by the person or, if the person makes a written request on a form approved by the Company, by a deposit in the personal savings account or checking account of the person; provided that if any such deposit shall be made in error or in excess of the amount due, the person shall be liable to return any such payment or excessive portion of any payment.

         10.8 Effect of Return of Benefit Checks. Each person entitled to benefits under this Policy shall furnish the Company with the address to which his or her benefit checks shall be mailed. If any benefit check mailed by regular U.S. mail to the last address appearing on the Company's records is returned because the addressee is not found at that address, the mailing of benefit checks will stop. Thereafter, if the Company receives written notice of the proper address of the person entitled to receive such benefit checks and is furnished with evidence satisfactory to the Company that such person is living, all amounts then due shall be forwarded to such person.

         10.9 Non-exclusivity of Rights. Nothing in this Policy shall prevent or limit the Participant's continuing or future participation in any Policy, scheme, practice, policy or program or compensation, benefits, perquisites or expense reimbursements Policy, scheme, policy, practice or program provided by the Company or any of its Affiliates and for which the Participant and/or the Participant's family may have under any other Plans with the Company or any of its Affiliates. Amounts which are vested benefits or which the Participant and/or the Participant's family is otherwise entitled to receive under any Policy, scheme, policy, practice, program of the Company or any of its Affiliates at or subsequent to the Date of Termination shall be payable in accordance with such Policy, scheme, policy, practice or program.

         10.10 Severability. In the event that any one or more of the provisions of this Policy shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

         10.11 Notices. Any notice or other communication required or permitted to be delivered under this Policy shall be in writing, delivered personally, by courier service or by certified or registered mail, first-class postage prepaid and return receipt requested, deemed to have been received on the date of delivery or on the third business day after the mailing thereof, and addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof ):

              (a) if to the Company, to the attention of the Chairman of its Board of Directors at its corporate headquarters; and

              (b) if to the Participant, to the Participant at the Participant's address.

         10.12 Reimbursement of Expenses in Enforcing Rights. All reasonable costs and expenses (including, without limitation, fees and disbursements of actuaries, accountants and counsels) incurred by the Participant in seeking to enforce rights pursuant to this Policy shall be paid on behalf of or reimbursed to the Participant promptly by the Company, whether or not the Participant is successful in asserting such rights. If there shall be any dispute between the Company and the Participant, then unless and until the dispute is decided, the Company shall pay or provide, as applicable, all reasonably undisputed amounts or benefits as are then payable to the Participant or the Participant's beneficiary pursuant to this Policy.

         10.13 Interest on Unpaid Amounts. Any amounts that have become payable pursuant to the terms of this Policy or any decision by arbitrators or any judgment by a court of law, but which are not timely paid shall bear interest, payable by the Company, at the lower of (a) the highest lawful rate or (b) the prime rate in effect at the time such payment first becomes payable, as quoted by The Wall Street Journal.

         10.14 No Contract of Employment. The Policy is entirely voluntary on the part of the Company and is not intended to create, nor shall it be construed as creating, a contract of employment between the Company or its successors and any employee or as an obligation to nominate a person as a member of the Board, nor shall it be construed as a term of employment with respect to binding effect after a Change in Control.

         10.15 Beneficiaries. The Participant shall be entitled to designate (and change, to the extent permitted under applicable law) a beneficiary or beneficiaries to receive any compensation or benefits payable hereunder following the Participant's death. If the Participant should die while any amount would still be payable to the Participant under the Policy had the Participant continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Policy to the Participant's devises, legates or other designee or, if there is no such designee, to the Participant's estate.

         10.16 No General Waivers. The failure of any party at any time to require performance by any other party of any provision hereof or to resort to any remedy provided herein or at law or in equity shall in no way affect the right of such party to require such performance or to resort to such remedy at any time thereafter, nor shall the waiver by any party of a breach of any of the provisions hereof be deemed to be a waiver of any subsequent breach of such provisions. No such waiver shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced.

         10.17 No Obligation to Mitigate. The Participant shall not be required to seek other employment or otherwise to mitigate the Participant's damages on or after the Participant's Date of Termination, but the provisions regarding offset and the reduction of certain benefits as expressly provided herein shall apply.

         10.18 Authority. The Company represents and warrants that this Policy has been authorized by all necessary corporate action of the Company and is a valid and binding Policy of the Company enforceable against the Company in accordance with its terms. The Participant represents and warrants that the Participant is not a party to any Policy or instrument, which would prevent the Participant from entering into or performing the Participant's duties in any way under this Policy.

         10.19 Counterparts. This Policy may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         10.20 Headings and Gender. The section and other headings contained in this Policy are for the convenience of the parties only and are not intended to be a part hereof or to affect the meaning or interpretation hereof. Except where the context indicates to the contrary, when used herein, masculine terms shall be deemed to include the feminine, singular the plural, and plural the singular.

IN WITNESS WHEREOF, Company has duly executed this Policy by its authorized representatives effective as of the date first above written.

                             iNTELEFILM CORPORATION

                             By:/s/ Jill J. Theis
                             Name:  Jill J. Theis
                             Title: General Counsel/Secretary